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                                                                    EXHIBIT (23)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
UJB Financial Corp.:

We consent to incorporation by reference in Registration Statement No. 2-78500 on Form S-8, Registration Statement No. 33-10170 on Form S-3, Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-19469 on Form S-8, Registration Statement No. 33-36209 on Form S-8, Registration Statement No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8 and Registration Statement No. 33- 52769 on Form S-4 of UJB Financial Corp. of our report dated January 17, 1994 relating to the consolidated balance sheets of UJB Financial Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of UJB Financial Corp.

Our report refers to a change in the method of accounting for income taxes.

                                                   KPMG Peat Marwick

Short Hills, New Jersey
March 28, 1994